EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174647) of Green Earth Technologies, Inc. and subsidiary (the “Company”) of our report dated September 30, 2013, relating to the financial statements for the years ended June 30, 2013 and 2012 of the Company included in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ Friedman LLP

Friedman LLP

East Hanover, New Jersey
September 26, 2013